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                                                                 Exhibit 23.1(b)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of GlobeNet Communications Group Limited of our report dated February 22, 1999 relating to the financial statements of TeleBermuda International L.L.C. for the years ended December 31, 1998 and 1997 and the period from May 17, 1996, date of organization, to December 31, 1996, which appears in such Registration Statement. We also consent to the reference to us under the heading "Chartered Accountants" in such Registration Statement.



/s/ PricewaterhouseCoopers L.L.P.
Chartered Accountants
Toronto, Canada
January 26, 2000